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                                                                   EXHIBIT 10.13


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Agreement"), dated effective the 1st day of October, 1997 (the "Effective Date"), is entered into by and among U.S. LEGAL SUPPORT, INC., a Texas corporation ("USLS"), LOONEY & COMPANY, a Texas corporation (the "Company") and RICHARD O. LOONEY, an individual residing in the State of Texas (the "Employee"). The Company and USLS may sometimes hereinafter be referred to collectively as "Employers" or singularly as "Employer." The Employers and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Litigation Resources of America, Inc., the Company and Employee entered into that certain employment agreement ("Employment Agreement") dated January 17, 1997;

     WHEREAS, Litigation Resources of America, Inc. changed its name to "U.S. Legal Support, Inc." effective September 25, 1997;

     WHEREAS, the Employee has been the President and Chief Executive Officer of the Employers under the Employment Agreement since January 17, 1997 and his knowledge of the affairs of the Company, particularly the court reporting business in Texas and nationwide, are of great value to the Employers;

     WHEREAS, in consideration of the services and knowledge of the Employee and in consideration of Employee's agreement to an increase in the scope of the covenant not to compete contained herein, the Company has agreed to increase the compensation of Employee hereunder;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings hereinafter contained, the Parties hereby agree as follows:

     1. In the event of the successful consummation of a public offering by USLS of its securities for cash in an underwritten public offering registered on the appropriate form with the SEC, then effective 12:01a.m. on the date of such public offering, the Employment Agreement shall be amended as follows:

     A. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and substituted therefore is the following:

               "(a) a salary in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per year
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               effective as of the date hereof which shall be payable during the term of this Agreement in accordance with the payroll policies of the Employers in effect from time to time (but in no event less frequently than monthly); and,"

     B. Section 12(a) of the Employment Agreement is hereby deleted in its entirety and substituted therefore is the following:

               "(a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Employers or their Affiliates at the time of such termination, which consists in whole or in part of the Business of the Employers (as defined hereinafter). For purposes of this Agreement, the "Business of the Employers" shall be defined as the current business and all future business of the Employers and their Affiliates, including, but not limited to, the providing of court reporting, litigation support services, and legal staffing services; and,"

     2. Drafting. Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

     3. Employment Agreement. All other terms and conditions contained in the Employment Agreement shall remain in full force and effect except as otherwise specifically amended thereby.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:
                              LOONEY & COMPANY,
                              a Texas corporation


                              By:  /s/ Richard O. Looney
                                 -----------------------------------
                                     Richard O. Looney, President

                                      -2-
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                              U.S. LEGAL SUPPORT, INC.,
                              a Texas corporation


                              By:  /s/ David W. Pfleghar
                                 ------------------------------------
                                     David W. Pfleghar
                                     Chief Financial Officer


                              THE EMPLOYEE:

                                  /s/ Richard O. Looney
                              ---------------------------------------
                              Richard O. Looney

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